EXHIBIT 99.1
Vital Energy, Inc.
Unaudited Pro Forma Condensed Combined Financial Information
On May 11, 2023, Vital Energy, Inc., a Delaware corporation (“Vital” or the “Company”), and Northern Oil and Gas, Inc. (“NOG”, and together with Vital, “Purchaser”) entered into a purchase and sale agreement (the “Purchase Agreement”), with Forge Energy II Delaware, LLC, an Encap portfolio company (“Forge” or the “Seller”). Pursuant to the Purchase Agreement, Vital and NOG jointly agreed to acquire Forge’s oil and natural gas properties located in the Delaware Basin in Ward, Reeves and Pecos Counties. The Company agreed to acquire an undivided 70% of Forge’s oil and natural gas properties, or 24,000 net acres (the “Assets” and the acquisition thereof, the “Forge Acquisition”) and NOG agreed to acquire an undivided 30% of Forge’s oil and natural gas properties. On June 30, 2023, Vital and NOG completed the Forge Acquisition pursuant to the Purchase Agreement.
Vital and NOG agreed to purchase the Assets for total consideration of $540.0 million. The Company’s portion of the total consideration is $378.0 million and NOG’s is $162.0 million. The fair value of consideration paid to the seller on the close date of June 30, 2023 was $401.9 million. The purchase price was funded by $330.0 million in borrowings under the Company’s current senior secured credit facility, with the remaining portion funded with cash on hand. In addition, Vital will assume revenue suspense of $4.3 million and asset retirement obligations of $1.4 million, both based upon fair value as of June 30, 2023.
The Forge Acquisition was accounted for as an asset acquisition in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The fair value of the consideration paid by Vital and the allocation of that amount to the underlying assets acquired is recorded on a relative fair value basis. Additionally, costs directly related to the Forge Acquisition are capitalized as a component of the purchase price. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Vital’s historical condensed consolidated financial information in order to account for the Forge Acquisition and include the assumption of liabilities as set forth in the Purchase Agreement.
As previously disclosed in its Current Report on Form 8-K filed on April 3, 2023 with the SEC, on April 3, 2023, Vital completed the acquisition ("Driftwood Acquisition") of the assets of Driftwood Energy Operating, LLC, a Delaware limited liability company (“Driftwood”). At the closing of the Driftwood Acquisition, among other things, Vital acquired interests in oil and natural gas leases and related property of Driftwood located in the Midland Basin, for aggregate consideration of approximately (i) $120.4 million in cash, after closing price adjustments, and (ii) 1,578,948 shares of the Company’s common stock, par value $0.01 per share.
The Driftwood Acquisition was accounted for as an asset acquisition in accordance with ASC 805. The fair value of the consideration paid by Vital and the allocation of that amount to the underlying assets acquired was recorded on a relative fair value basis. Additionally, costs directly related to the Driftwood Acquisition were capitalized as a component of the purchase price. The operating results of Driftwood are consolidated in our financial statements beginning on the date of the closing of the Driftwood Acquisition.
The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2023 gives effect to the Driftwood Acquisition and Forge Acquisition as if they had been completed on March 31, 2023. The Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2023 and the year ended December 31, 2022 give effect to the Driftwood Acquisition and Forge Acquisition as if they been completed on January 1, 2022. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Vital would have been had the Driftwood and Forge Acquisitions and related financing occurred on the dates noted above, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected because of various factors. For income tax purposes, the Driftwood Acquisition and Forge Acquisition will be treated as an asset purchase such that the tax bases in the assets and liabilities will generally reflect the allocated fair value at closing. In Vital’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the Driftwood or Forge Acquisitions and, accordingly, does not attempt to predict or suggest future results.
The unaudited pro forma financial statements have been developed from and should be read in conjunction with:

•The audited financial statements and accompanying notes of Vital contained in Vital’s Annual Report on Form 10-K for the year ended December 31, 2022;
•The unaudited condensed financial statements and accompanying notes contained in Vital’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023;
•The audited financial statements and related notes of Forge as of December 31, 2022 and 2021 and for the years then ended, which are incorporated by reference from Exhibit 99.1 to Vital's Current Report on Form 8-K/A filed with the SEC on July 13, 2023;
•The unaudited condensed financial statements and related notes of Forge as of March 31, 2023, and for the three month periods ended March 31, 2023 and 2022, which are incorporated by reference from Exhibit 99.2 to Vital's Current Report on Form 8-K/A filed with the SEC on July 13, 2023;
•The audited consolidated financial statements and related notes of Driftwood Energy Partners, LLC and its wholly-owned subsidiaries, Driftwood Energy Operating, LLC, Driftwood Energy Management, LLC and Driftwood Energy Intermediate, LLC (collectively, the "Driftwood Entities") as of December 31, 2022 and 2021 and for the years then ended, which are incorporated by reference from Exhibit 99.1 to Vital’s Current Report on Form 8-K/A filed with the SEC on June 15, 2023;
•The unaudited condensed consolidated financial statements and related notes of the Driftwood Entities as of March 31, 2023, and for the three month periods ended March 31, 2023 and 2022, which are incorporated by reference from Exhibit 99.2 to Vital’s Current Report on Form 8-K/A filed with the SEC on June 15, 2023; and
•The unaudited pro forma condensed combined financial information of Vital as of March 31, 2023 and for the three month period ended March 31, 2023 and the year ended December 31, 2022, which are incorporated by reference from Exhibit 99.3 to Vital’s Current Report on Form 8-K/A filed with the SEC on June 15, 2023.

Vital Energy, Inc.
Pro forma condensed combined balance sheets
As of March 31, 2023
(in thousands)
(Unaudited)

	Historical		Transaction accounting adjustments
	Vital (adjusted for acquisition of Driftwood)	Forge	Conforming and reclass		Forge Acquisition		Pro forma combined
Assets
Current assets:
Cash and receivables, net	$170,387	$48	$(48)	(a)	$(391,586)	(c)	$103,145
					(5,656)	(f)
					330,000	(g)
Accounts receivable – Oil and natural gas sales	—	21,265	(21,265)	(a)	—		—
Contingent consideration receivable	—	1,042	(1,042)	(a)	—		—
Other receivables	—	3,000	(3,000)	(a)	—		—
Derivatives	39,109	282	(282)	(a)			39,109
Inventory	—	1,438	(1,438)	(a)	—		—
Other current assets	15,804	—	—		—		15,804
Total current assets	225,300	27,075	(27,075)		(67,242)		158,058
Property and equipment:
Oil and natural gas properties:
Evaluated properties – full cost method	9,945,763	—	—		238,476	(d)	10,195,594
					5,656	(f)
					1,376	(e)
					4,323	(h)
Unevaluated properties not being depleted – full cost method	50,142	—	—		153,110	(d)	203,252
Oil and natural gas properties, successful efforts method of accounting	—	533,760	(533,760)	(b)	—		—
Less: accumulated depletion and impairment	(7,401,480)	—	—		—		(7,401,480)
Less: accumulated depletion and depreciation	—	(68,112)	68,112	(b)	—		—
Oil and natural gas properties, net	2,594,425	465,648	(465,648)		402,941		2,997,366
Midstream and other fixed assets, net	128,012	—	—		—		128,012
Property and equipment, net	2,722,437	465,648	(465,648)		402,941		3,125,378
Other property and equipment, net	—	32,561	(32,561)	(a)	—		—
Contingent consideration, non-current	—	2,255	(2,255)	(a)	—
Derivatives	26,448	—	—		—		26,448
Debt financing costs, net	—	865	(865)	(a)	—		—
Operating lease right-of-use assets	138,513	—	—		—		138,513
Other noncurrent assets, net	36,384	—	—		—		36,384
Accounts receivable, related parties, non-current	—	10,799	(10,799)	(a)	—		—
Total assets	$3,149,082	$539,203	$(539,203)		$335,699		$3,484,781
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$91,688	$—	$—		$—		$91,688
Accrued liabilities	—	34,306	(34,306)	(a)	—		—
Accrued capital expenditures	67,221	—	—		—		67,221
Undistributed revenue and royalties	148,672	—	—		4,323	(h)	152,995
Derivatives	5,118	3,617	(3,617)	(a)	—		5,118
Operating lease liabilities	48,434	—	—		—		48,434
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	Historical		Transaction accounting adjustments
	Vital (adjusted for acquisition of Driftwood)	Forge	Conforming and reclass		Forge Acquisition		Pro forma combined
Other current liabilities	34,279	—	—		—		34,279
Total current liabilities	395,412	37,923	(37,923)		4,323		399,735
Long-term debt, net	1,283,807	—	—		330,000	(g)	1,613,807
Line-of-credit	—	74,536	(74,536)	(a)	—		—
Asset retirement obligations	72,328	9,906	(9,906)	(a)	1,376	(e)	73,704
Accounts payable, related parties	—	57,776	(57,776)	(a)	—		—
Operating lease liabilities	87,301	—	—		—		87,301
Derivative liabilities	845	—	—		—		845
Other noncurrent liabilities	3,953	—	—		—		3,953
Total liabilities	1,843,646	180,141	(180,141)		335,699		2,179,345
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—	—		—		—
Common stock	186	—	—		—		186
Additional paid-in capital	2,834,817	—	—		—		2,834,817
Accumulated deficit	(1,529,567)	—	—		—		(1,529,567)
Members' equity	—	359,062	(359,062)	(a)	—		—
Total stockholders' equity	1,305,436	359,062	(359,062)		—		1,305,436
Total liabilities and stockholder’s equity	$3,149,082	$539,203	$(539,203)		$335,699		$3,484,781

Vital Energy, Inc.
Pro forma condensed combined statements of operations
For the three months ended March 31, 2023
(in thousands, except per share data)
(Unaudited)

	Historical		Transaction accounting adjustments
	Vital (adjusted for acquisition of Driftwood)	Forge	Conforming and reclass		Forge Acquisition		Pro forma combined
Revenues:
Oil sales	$286,902	$59,443	$—		$(17,833)	(h)	$328,512
NGL sales	34,188	5,243	—		(1,573)	(h)	37,858
Natural gas sales	20,501	140	—		(42)	(h)	20,599
Sales of purchased oil	13,851	—	—		—		13,851
Other operating revenues	845	—	107	(a)	(32)	(h)	920
Other revenue	—	107	(107)	(a)	—		—
Total revenues	356,287	64,933	—		(19,480)		401,740
Costs and expenses:
Lease operating expenses	54,304	12,276	2,442	(e)	(4,416)	(h)	64,606
Production and ad valorem taxes	21,529	3,684	—		(1,105)	(h)	24,108
Transportation and marketing expenses	10,915	—	—		—		10,915
Workover expenses	—	2,442	(2,442)	(e)	—		—
Costs of purchased oil	14,167	—	—		—		14,167
General and administrative	26,814	452	—		(136)	(h)	27,130
Depletion, depreciation and amortization	92,476	—	10,967	(d)	(3,290)	(h)	103,687
					3,534	(k)
Depletion and depreciation	—	10,967	(10,967)	(d)	—		—
Accretion expense	—	119	(119)	(f)	—		—
Other operating expenses, net	1,512	—	119	(f)	(36)	(h)	1,550
					(45)	(k)
Total costs and expenses	221,717	29,940	—		(5,494)		246,163
Gain on disposal of assets, net	237	—	—		—		237
Operating income	134,807	34,993	—		(13,986)		155,814
Non-operating income (expense):
Gain on derivatives, net	23,457	—	3,422	(g)	(1,027)	(h)	25,852
Gain on realized derivatives	—	328	(328)	(g)	—		—
Gain on unrealized derivatives	—	3,094	(3,094)	(g)	—		—
Interest expense	(30,770)	(1,509)	1,509	(c)	(6,582)	(i)	(37,352)
Gain on unrealized fair value of contingent consideration	—	52	—		(52)	(l)	—
Other income, net	854	—	—		—		854
Total non-operating income (expense), net	(6,459)	1,965	1,509		(7,661)		(10,646)
Income before income taxes	128,348	36,958	1,509		(21,647)		145,168
Income tax expense:
Current	(1,331)	—	—		—	(j)	(1,331)
Deferred	(276)	—	—		—		(276)
Total income tax expense	(1,607)	—	—		—		(1,607)
Net income	$126,741	$36,958	$1,509		$(21,647)		$143,561
Net income per common share:
Basic	$7.04					(m)	$7.97
Diluted	$6.99					(m)	$7.92
Weighted-average common shares outstanding:
Basic	18,010					(m)	18,010
Diluted	18,124					(m)	18,124

Vital Energy, Inc.
Pro forma condensed combined statements of operations
For the twelve months ended December 31, 2022
(in thousands, except per share data)
(Unaudited)

	Historical		Transaction accounting adjustments
	Vital (adjusted for acquisition of Driftwood)	Forge	Conforming and reclass		Forge Acquisition		Pro forma combined
Revenues:
Oil sales	$1,424,422	$245,169	$—		$(73,551)	(h)	$1,596,040
NGL sales	241,105	26,593	—		(7,978)	(h)	259,720
Natural gas sales	214,532	17,598	—		(5,279)	(h)	226,851
Sales of purchased oil	119,408	—	—		—		119,408
Other operating revenues	7,014	—	456	(a)	(137)	(h)	7,333
Other revenue	—	456	(456)	(a)	—		—
Total revenues	2,006,481	289,816	—		(86,945)		2,209,352
Costs and expenses:
Lease operating expenses	184,436	36,021	1,691	(e)	(11,313)	(h)	210,835
Geological and geophysical expenses	—	144	(144)	(b)	—		—
Production and ad valorem taxes	115,754	17,282	—		(5,185)	(h)	127,851
Transportation and marketing expenses	53,692	—	—		—		53,692
Workover expenses	—	1,691	(1,691)	(e)	—		—
Costs of purchased oil	122,118	—	—		—		122,118
General and administrative	71,415	1,576	—		(473)	(h)	72,518
Organizational restructuring expenses	10,420	—	—		—		10,420
Depletion, depreciation and amortization	330,847	—	45,273	(d)	(13,582)	(h)	369,324
					6,786	(k)
Depletion and depreciation	—	45,273	(45,273)	(d)	—		—
Accretion expense	—	481	(481)	(f)	—		—
Impairment expense	40	—	—		—		40
Other operating expenses, net	8,695	—	481	(f)	(144)	(h)	8,846
					(186)	(k)
Total costs and expenses	897,417	102,468	(144)		(24,097)		975,644
Loss on disposal of assets, net	(1,079)	—	—		—		(1,079)
Operating income	1,107,985	187,348	144		(62,848)		1,232,629
Non-operating income (expense):
Gain on sale of oil and natural gas properties	—	132	(132)	(b)	—		—
Loss on derivatives, net	(313,370)	—	(24,844)	(g)	7,453	(h)	(330,761)
Loss on realized derivatives	—	(41,892)	41,892	(g)	—		—
Gain on unrealized derivatives	—	17,048	(17,048)	(g)	—		—
Interest expense	(133,983)	(2,865)	2,865	(c)	(26,327)	(i)	(160,310)
Gain on unrealized fair value of contingent consideration	—	183	—		(183)	(l)	—
Loss on extinguishment of debt, net	(1,459)	—	—		—		(1,459)
Other income, net	2,155	—	—		—		2,155
Total non-operating income (expense), net	(446,657)	(27,394)	2,733		(19,057)		(490,375)
Income before income taxes	661,328	159,954	2,877		(81,905)		742,254
Income tax expense:
Current	(6,121)	—	—		—	(j)	(6,121)
Deferred	619	—	—		—		619
Total income tax expense	(5,502)	—	—		—		(5,502)
Net income	$655,826	$159,954	$2,877		$(81,905)		$736,752
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	Historical		Transaction accounting adjustments
	Vital (adjusted for acquisition of Driftwood)	Forge	Conforming and reclass	Forge Acquisition		Pro forma combined
Net income per common share:
Basic	$35.93				(m)	$40.37
Diluted	$35.55				(m)	$39.94
Weighted-average common shares outstanding:
Basic	18,251				(m)	18,251
Diluted	18,446				(m)	18,446

Vital Energy, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Information
1. Basis of Presentation
The accompanying unaudited pro forma condensed combined financial statements were prepared based on the historical consolidated financial statements of Vital, Forge and the Driftwood Entities. The Forge Acquisition has been accounted for as an asset acquisition in accordance with ASC 805. The fair value of the consideration paid by Vital and allocation of that amount to the underlying assets acquired, on a relative fair value basis, will be recorded on Vital’s books as of the date of the closing of the Forge Acquisition. Additionally, costs directly related to the Forge Acquisition are capitalized as a component of the purchase price. Certain of Forge’s historical amounts have been reclassified to conform to the financial statement presentation of Vital. Additionally, adjustments have been made to Forge’s historical financial information to remove certain assets and liabilities retained by Forge.
The Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months Ended March 31, 2023 and the Year Ended December 31, 2022 were prepared assuming the Forge and Driftwood Acquisitions occurred on January 1, 2022. The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2023 was prepared as if the Forge and Driftwood Acquisitions had occurred on March 31, 2023.
The unaudited pro forma condensed combined financial information and related notes are presented for illustrative purposes only. If the Forge and Driftwood Acquisitions and other transactions contemplated herein had occurred in the past, the Company’s operating results might have been materially different from those presented in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information should not be relied upon as an indication of operating results that the Company would have achieved if the Forge and Driftwood Acquisitions and other transactions contemplated herein had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial statement of operations and should not be relied upon as an indication of the future results the Company will have after the contemplation of the Forge and Driftwood Acquisitions and the other transactions contemplated by the unaudited pro forma condensed combined financial information. In Vital’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.
2.Consideration and Purchase Price Allocation
The preliminary allocation of the total purchase price in the Forge Acquisition is based upon management’s estimates and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of the closing date of the transaction using currently available information and market data. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.
The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the transaction, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred and the relative fair value of assets acquired and liabilities assumed by Vital are as follows (in thousands, except share amounts and share stock price):

Consideration:
Cash consideration	$378,000
Closing adjustments	13,586
Total cash consideration	$391,586

Direct transaction costs	5,656
Total Consideration	$397,242

Relative fair value of assets acquired:
Oil and natural gas properties:
Evaluated properties – full cost method	249,831
Unevaluated properties not being depleted – full cost method	153,110
Amount attributable to assets acquired	$402,941

Fair value of liabilities assumed:
Asset retirement obligations	1,376
Undistributed revenue and royalties	4,323
Amount attributable to liabilities assumed	$5,699
The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and natural gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.
Significant unobservable inputs included future commodity prices adjusted for differentials, projections of estimated quantities of recoverable reserves, forecasted production based on decline curve analysis, estimated timing and amount of future operating and development costs, and a weighted average cost of capital.
3.Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations
The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Vital. Actual results may differ materially from the assumptions and estimates contained herein.
The pro forma adjustments are based on currently available information and certain estimates and assumptions that Vital believes provide a reasonable basis for presenting the significant effects of the Forge Acquisition. General descriptions of the pro forma adjustments are provided below.

Unaudited Pro Forma Condensed Combined Balance Sheet
The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2023:
(a)Adjustment to remove assets and liabilities not acquired as part of the Forge Acquisition.
(b)Adjustment to eliminate the historical book value and accumulated depreciation, depletion and amortization of Forge's oil and natural gas properties as of March 31, 2023.
(c)Adjustment to reflect the total cash consideration paid for the Forge Acquisition.
(d)Adjustment to reflect cash paid for the oil and natural gas properties acquired of Forge, on a relative fair value basis.
(e)Adjustment to reflect asset retirement obligations assumed with the Forge Acquisition.
(f)Adjustment for the payment of transaction costs incurred for the Forge Acquisition.
(g)Adjustment to record new borrowings under the Company's senior secured credit facility related to the cash consideration used in the Forge Acquisition.
(h)Adjustment to reflect revenues in suspense assumed with the Forge Acquisition.

Unaudited Pro Forma Condensed Combined Statements of Operations
The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months Ended March 31, 2023, and the Year Ended December 31, 2022:
(a)Adjustments to conform Forge’s revenue presentation to the presentation of revenues for Vital.
(b)Adjustment to remove geological and geophysical expense and gain on sale of oil and natural gas properties to align the presentation by Forge with the full cost method of accounting utilized by Vital.
(c)Adjustment to remove Forge's historical interest expense prior to the Forge acquisition.
(d)Adjustments to conform Forge’s depletion and depreciation expense presentation to the presentation of depletion, depreciation and amortization expense for Vital.
(e)Adjustments to align the presentation of lease operating and workover expenses for Forge to the presentation by Vital.
(f) Adjustment to conform Forge's historical accretion expense to the presentation by Vital.
(g)Adjustment to conform Forge's historical realized loss on derivatives and unrealized gain on derivatives to the presentation by Vital.
(h)Adjustments necessary to remove the historical revenues, gains, expenses and losses associated with the 30% undivided interest acquired by NOG in the oil and natural gas properties of Forge.
(i)Adjustment to reflect the estimated interest expense in the periods presented with respect to the incremental borrowings necessary to finance the Forge Acquisition. The interest rate utilized as of June 30, 2023, was 7.978% for incremental borrowings. A one-eighth percent increase or decrease in the interest rate would have changed interest expense by $0.1 million and $0.4 million, respectively, for the three months ended March 31, 2023 and year ended December 31, 2022.
(j)Vital has not reflected any estimated tax impact related to the Forge Acquisition in the accompanying unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 and year-end December 31, 2022 as it does not anticipate the impact to be material due to the Company’s net operating loss carryforwards. As of March 31, 2023, and December 31, 2022, the Company had a full valuation allowance against its federal and Oklahoma net deferred tax assets.
(k)Represents depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired and accretion expense from new asset retirement obligations recognized as a result of the Forge Acquisition. The depletion expense adjustment was calculated using the unit-of-production method under the full cost method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.
(l)Adjustment to remove the gain on unrealized fair value of contingent consideration, which was not acquired as part of the Driftwood Acquisition.
(m)Table provides reconciliation between basic and diluted net income for the three months ended March 31, 2023 and year ended December 31, 2022.

	Three Months Ended		Year Ended
	March 31, 2023		December 31, 2022
	Vital (adjusted for acquisition of Driftwood)	Pro-Forma	Vital (adjusted for acquisition of Driftwood)	Pro-Forma
Net income	$126,741	$143,197	$655,826	$735,502
Weighted-average common shares outstanding:
Basic	18,010	18,010	18,251	18,251
Dilutive non-vested restricted stock	114	114	183	183
Dilutive non-vested performance awards	—	—	12	12
Diluted	18,124	18,124	18,446	18,446
Net income per share
Basic	$7.04	$7.95	$35.93	$40.30
Diluted	$6.99	$7.90	$35.55	$39.87

Supplemental Unaudited Pro Forma Combined Oil and Natural Gas Reserves and Standardized Measure Information
The following tables set forth information with respect to the historical and pro forma combined estimated oil and natural gas reserves as of December 31, 2022 for Vital, Forge and the Driftwood Entities. The reserve information of Vital, Forge and the Driftwood Entities have been prepared by independent petroleum engineers Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc., respectively. The following unaudited pro forma combined proved reserve information is not necessarily indicative of the results that might have occurred had the Forge and Driftwood Acquisitions taken place on January 1, 2022, nor is it intended to be a projection of future results. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Periodic revisions or removals of estimated reserves and future cash flows may be necessary as a result of a number of factors, including reservoir performance, new drilling, crude oil and natural gas prices, changes in costs, technological advances, new geological or geophysical data, changes in business strategies, or other economic factors. Accordingly, proved reserve estimates may differ significantly from the quantities of crude oil and natural gas ultimately recovered. For Vital, Forge and Driftwood, the reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil and natural gas for the year ended December 31, 2022.

Estimated oil and natural gas reserves
	As of December 31, 2022
	Vital (adjusted for acquisition of Driftwood)	Forge	Transaction Adjustment[1]	Pro forma combined
Estimated proved developed reserves:
Oil (MBbl)	77,654	18,500	(5,550)	90,604
Natural gas (MMcf)	481,907	38,900	(11,670)	509,137
Natural gas liquids (MBbl)	79,659	6,065	(1,820)	83,904
Total equivalent reserves (Mboe)[2]	237,631	31,048	(9,315)	259,364
Estimated proved undeveloped reserves:
Oil (MBbl)	54,118	29,362	(8,809)	74,671
Natural gas (MMcf)	102,916	43,186	(12,956)	133,146
Natural gas liquids (MBbl)	22,659	7,444	(2,233)	27,870
Total equivalent reserves (Mboe)[2]	93,930	44,004	(13,201)	124,733
Estimated proved reserves:
Oil (MBbl)	131,772	47,862	(14,359)	165,275
Natural gas (MMcf)	584,823	82,086	(24,626)	642,283
Natural gas liquids (MBbl)	102,318	13,509	(4,053)	111,774
Total equivalent reserves (Mboe)[2]	331,561	75,052	(22,516)	384,097
______________________________________________________________________________
(1)Adjustment necessary to remove the historical reserves associated with the 30% undivided interest acquired by NOG in the oil and natural gas properties of Forge.
(2)BOE is calculated using a conversion rate of six Mcf per one Bbl.

The following table presents the standardized measure of discounted future net cash flows relating to the proved crude oil and natural gas reserves of Vital and of the properties acquired in the Forge and Driftwood Acquisitions on a pro forma combined basis as of December 31, 2022. The pro forma combined standardized measure shown below represents estimates only and should not be construed as the market value of either Forge and Driftwood’s crude oil and natural gas reserves or the acquired crude oil and natural gas reserves attributable to the Forge and Driftwood Acquisitions.

Standardized measure of discounted future cash flows
(in thousands)
	As of December 31, 2022
	Vital (adjusted for acquisition of Driftwood)	Forge	Transaction Adjustment[1]	Pro forma combined
Oil and natural gas producing activities:
Future cash inflows	$18,180,656	$5,312,733	$(1,593,820)	$21,899,569
Future production costs	(4,548,992)	(1,558,892)	467,668	(5,640,216)
Future development costs	(1,581,734)	(718,183)	215,455	(2,084,462)
Future income tax expense	(1,597,322)	(27,892)	8,367	(1,616,847)
Future net cash flows	10,452,608	3,007,766	(902,330)	12,558,044
10% discount for estimated timing of cash flows	(5,102,640)	(1,625,916)	487,775	(6,240,781)
Standardized measure of discounted future net cash flows	$5,349,968	$1,381,850	$(414,555)	$6,317,263
______________________________________________________________________________
(1)Adjustment necessary to remove the historical reserves associated with the 30% undivided interest acquired by NOG in the oil and natural gas properties of Forge.

The following table sets forth the changes in the standardized measure of discounted future net cash flows attributable to estimated net proved crude oil and natural gas reserves of Vital, Forge and Driftwood on a pro forma combined basis for the year ending December 31, 2022:

Changes in standardized measure of discounted future net cash flows
(in thousands)
	As of December 31, 2022
	Vital (adjusted for acquisition of Driftwood)	Forge	Transaction Adjustment[1]	Pro forma combined
Standardized measure of discounted future net cash flows, beginning of year	$3,761,476	$755,289	$(226,587)	$4,290,178
Changes in the year resulting from:
Sales, less production costs	(1,539,420)	(237,004)	71,101	(1,705,323)
Revisions of previous quantity estimates	(100,821)	137,551	(41,265)	(4,535)
Extensions, discoveries and other additions	932,840	128,465	(38,540)	1,022,765
Net change in prices and production costs	2,644,586	568,672	(170,602)	3,042,656
Changes in estimated future development costs	(182,371)	(80,028)	24,008	(238,391)
Previously estimated development incurred capital expenditures during the period	275,721	60,780	(18,234)	318,267
Acquisitions of reserves in place	—	13,061	(3,918)	9,143
Divestitures of reserves in place	(122,501)	—	—	(122,501)
Accretion of discount	405,513	76,314	(22,894)	458,933
Net change in income taxes	(420,556)	(5,411)	1,623	(424,344)
Timing differences and other	(304,499)	(35,839)	10,753	(329,585)
Standardized measure of discounted future net cash flows, end of year	$5,349,968	$1,381,850	$(414,555)	$6,317,263
______________________________________________________________________________
(1)Adjustment necessary to remove the historical reserves associated with the 30% undivided interest acquired by NOG in the oil and natural gas properties of Forge.